EXHIBIT 10.7

                         ALLIANCE FINANCIAL CORPORATION

                   1998 LONG TERM INCENTIVE COMPENSATION PLAN

         1. Preamble. This document sets forth the terms of the Alliance Financial Corporation 1998 Incentive Compensation Plan which shall become effective as of the effective date of the merger of Cortland First Financial Corporation and Oneida Valley Bancshares, Inc., contingent upon the approval of the Plan by the shareholders.

         2. Purpose. The purpose of the Plan is to promote the interests of the Company by providing current and future directors, officers and key employees with an equity or equity-based interest in the Company, so that the interests of such individuals will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and individual compensation. Pursuant to this Plan, eligible individuals may receive (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and/or (c) Restricted Stock Awards.

         3. Eligibility. Directors, officers and key employees of the Company or its Subsidiaries shall be eligible to participate in the Plan. Participants shall be selected by the Board of Directors based upon such factors as the eligible individual's past and potential contributions to the success, profitability, and growth of the Company.

         4. Definitions. As used in this Plan,

            (a) "Board of Directors" shall mean the board of directors of the Company.

            (b) "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company.

            (c) "Company" shall mean Alliance Financial Corporation.

            (d) "Director" shall mean a member of the board of directors of the Company or its Subsidiaries.

            (e) "Eligible Individuals" shall mean persons described in Paragraph 3; provided that only employees of the Company shall be eligible for grants of Incentive Stock Options.

            (f) "Incentive Stock Option" shall mean the right granted to an Eligible Individual to purchase Common Stock under this Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.


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            (g) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as determined in good faith by the Board of Directors.

            (h) "Non-Qualified Stock Option" shall mean the right granted to an Eligible Individual to purchase Common Stock under this Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

            (i) "Optionee" shall mean the Eligible Individual to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or NonQualified Stock Option.

            (j) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Qualified Stock Option.

            (k) "Restricted Stock Award" shall mean an award of Common Stock to an Eligible Individual that is subject to the restrictions described in Paragraph 9 and subject to tax under Internal Revenue Code Section 83.

            (l) "Subsidiary" shall mean any corporation in which (at the time of determination) the Company owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

         5. Shares Available Under the Plan.

            (a) The shares of Common Stock which may be made the subject of rights or awards granted pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

            (b) Subject to adjustments in accordance with Paragraph 11 of this Plan, the maximum number of shares of Common Stock that may be the subject of Option Rights or Restricted Stock Awards granted pursuant to this Plan shall be 400,000 shares of Common Stock which are made available by virtue of this Plan.

         6. Grants of Option Rights Generally. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the grant of Option Rights to Eligible Individuals. Each such grant may utilize any or all of the shares of Common Stock authorized under this Plan and shall be subject to all of the limitations, contained in the following provisions:

            (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Qualified Stock Options.


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            (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

            (c) Successive grants may be made to the same Eligible Individual whether or not any Option Rights previously granted to such Eligible Individual remain unexercised.

            (d) Upon exercise of an Option Right and subject to approval by the Board of Directors, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Company by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued to the Optionee by the Company upon his or her prior exercise of an option under this Plan or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

            (e) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Eligible Individual and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

         7. Special Rules for Grants of Incentive Stock Options.

            (a) Each grant of Incentive Stock Options shall specify an option price per share not less than the Market Value per Share on the date the Option Right is granted; provided that, if an Incentive Stock Option is granted to any Eligible Individual who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Company, or any of its subsidiaries, then the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

            (b) The duration of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Board of Directors.

            (c) The Board of Directors shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Board of Directors, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Board of Directors.

            (d) Except as may be provided by the Board of Directors at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or


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retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may specified in the option.

            (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject to all stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000.

         8. Special Rules for Grants of Non-Qualified Stock Options.

            (a) Except as may be provided by the Board of Directors at the time of grant, (i) in the event of the Optionee's termination of employment due to retirement, death or disability, rights to exercise Non-Qualified Stock Options that are exercisable as of the date of termination shall remain exercisable for six months following termination, (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise NonQualified Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Non-Qualified Stock Options that are not exercisable as of the date of termination shall be forfeited. Notwithstanding the foregoing, the Board of Directors may, at any time, extend the time within which a Non-Qualified Stock Option may be exercised.

            (b) The Company shall not issue stock certificates to an Optionee who exercises a Non-Qualified Stock Option, unless payment of the required lawful withholding taxes has been made to the Company by check, payroll deduction or other arrangements satisfactory to the Board of Directors.

         9. Restricted Stock Awards.

            (a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the Plan (except as otherwise provided in the Plan) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Board of Directors in its absolute direction (the "Forfeiture Period"). Except as may be provided by the Board of Directors at the time of grant, if the recipient's employment with the Company or any of its Subsidiaries (or membership on the Board of Directors) terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Company the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment (or membership) terminates. If Common Stock is


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forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

            (b) Upon each grant of a Restricted Stock Award, the Board of Directors shall fix the Forfeiture Period. Each certificate of Common Stock issued pursuant to the Restricted Stock Award shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock to an Eligible Individual, the Board of Directors may require the Eligible Individual to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the Eligible Individual shall be held by an escrow agent until the Forfeiture Period lapses. The Board of Directors also may require a written representation by the Eligible Individual that he or she is acquiring the shares for investment.

            (c) When the Forfeiture Period with respect to shares of Common Stock lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

            (d) Each Eligible Individual shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Board of Directors regarding the payment to the Company of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this Plan, or the waiver of any forfeiture hereunder, and also shall agree that the Company may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Company, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy of law or in equity. In the event that the recipient of shares of Common Stock under this Plan shall fail to pay to the Company all such federal, state and local taxes, or to make arrangements satisfactory to the Board of Directors regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Company.

            (e) The Board of Directors shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this Plan with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

            (f) If an Eligible Individual dies, or terminates employment with the Company (or membership on the Board of Directors) because of disability, before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the Eligible Individual shall lapse on the date of death, or on the date that employment (or membership) terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the award, the Board of Directors, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.


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         10. Transferability. No Option Right shall be transferable by an
Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee. Other rights granted pursuant to this Plan also shall not be subject to assignment, alienation, lien, transfer, sale or exchange.

         11. Adjustments. The Board of Directors may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Paragraph 5 of this Plan, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Eligible Individuals that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

         12. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

         13. Administration of the Plan.

            (a) The Compensation Committee of the Board of Directors shall be responsible for making recommendations to the Board of Directors regarding administration of this Plan. Any grant or award under this Plan shall be authorized by vote of the Board of Directors, acting upon recommendation of the Compensation Committee, at a meeting at which a quorum of the Board is present.

            (b) The Board of Directors shall have the power to interpret and construe any provision of this Plan. The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement evidencing the grant of rights hereunder, and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement, shall be final and binding. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

            (c) Notwithstanding any other provision of this Plan, the Board of Directors may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Board of Directors to limit the time of exercise to specified periods) as may be required to satisfy the requirements of applicable federal or state securities laws.


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         14. Amendments, Termination, Etc.

            (a) This Plan may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 5 of this Plan (except that adjustments authorized by Paragraph 11 of this Plan shall not be limited by this provision), or (ii) change the definition of "Eligible Individuals", without further approval by the shareholders of the Company.

            (b) The Board of Directors may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Board of Directors may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this Plan, would have been applicable had the canceled Option Rights not been granted.

            (c) In the case of any Option Right not immediately exercisable in full, the Board of Directors in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

            (d) Notwithstanding any other provision of the Plan to the contrary,
(i) the Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is approved by shareholders of the Company.


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